Exhibit 99.1

VeriFone Reports

Second Quarter Fiscal 2010 Results

     SAN JOSE, CA, - May 26, 2010 – VeriFone Systems, Inc. (NYSE: PAY), the global leader in secure electronic payment solutions today announced financial results for the three months ended April 30, 2010. Net revenues for the three months ended April 30, 2010, were $240.7 million, compared to $223.4 million of net revenues in the previous quarter, and $201.6 million for the comparable period of 2009.

     Non-GAAP gross margins were 39.2%, for the three months ended April 30, 2010, compared to 39.2% in the prior quarter and 33.8% for the comparable period of 2009. GAAP gross margins for the three months ended April 30, 2010, were 37.1% compared to 36.7% in the prior quarter and 32.2% for the three months ended April 30, 2009.

     Non-GAAP net income per diluted share, for the three months ended April 30, 2010, was $0.29 per diluted share, compared to $0.26 in the prior quarter and $0.17 per diluted share, for the comparable period in 2009.

     GAAP net income per diluted share for the three months ended April 30, 2010, was $0.23 per diluted share, compared to $0.12 per diluted share in the prior quarter and $0.13 per diluted share, for the comparable period of fiscal 2009. “VeriFone had an outstanding quarter and we generated more revenue than in any other second quarter in the company’s history,” said Douglas G. Bergeron, Chief Executive Officer. “We believe our unique portfolio of software, services and integrated business solutions should allow us to enhance our important technology leadership position in the evolving payment ecosystem.”

Second Quarter Highlights

VeriFone announced that it has acquired the assets of Orange Logic Ltd., a South Korean payment systems provider. Financial terms were not disclosed.

With the acquisition, VeriFone gains the people and infrastructure to introduce its secure electronic payment product line into the Republic of Korea, and an existing domestic product line and customer base. Although South Korea is second only to the U.S. market with more than 2.5 million deployed electronic payment systems, only 10%-15% of those meet government security requirements for compliance with the international EMV standard. VeriFone is now the only global systems solutions provider with a physical presence in South Korea.

VeriFone launched its VX Evolution, delivering the next generation of its popular VX payment solutions family with market-leading enhancements including integrated contactless and end-to-end encryption. The VX Evolution launch puts VeriFone’s core business indisputably ahead of its competitors as the company refreshes all major solution categories - desktops, portables and pinpads – simultaneously. Today only VeriFone can provide a common operating system, payment applications and shared components across solution categories, optimizing our customers’ operations. VX Evolution’s designs deliver proven reliability and extended product lives, due to the heavy leveraging of technologies widely-used in the cell-phone industry. Finally, with the VX Evolution launch, VeriFone has led the way in payment security with a full portfolio of devices designed to meet PCI PED 2.0 standards, which must be adopted by customers no later than 2014.

Guidance – Third Quarter 2010 and Full Year

     For the third quarter ending July 31, 2010, VeriFone now expects to report net revenues in the range of $245 million to $250 million. Non-GAAP net income per diluted share is now projected to be in the range of $0.29 to $0.30.

     For the full year of fiscal 2010, VeriFone expects net revenues to be in the range of $960 million to $970 million. Non-GAAP net income per diluted share is expected to be in the range of $1.12 to $1.15, for the same time period.

-ends-

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Systems, Inc. These risks and uncertainties include: our assumptions, judgments and estimates regarding the impact on our business of the continued uncertainty in the global economic environment and financial markets, our ability to identify and complete acquisitions and strategic investments and successfully integrate them into our business, our ability to protect against fraud, the status of our relationship with and condition of third parties such as our contract manufacturers and key suppliers upon whom we rely in the conduct of our business, our dependence on a limited number of customers, uncertainties related to the conduct of our business internationally, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, our dependence on a limited number of key employees, short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our payment solution offerings. For a further list and description of such risks and uncertainties, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About VeriFone Systems, Inc. (www.verifone.com)

VeriFone Systems, Inc. (“VeriFone”) (NYSE: PAY) is the global leader in secure electronic payment solutions. VeriFone provides expertise, solutions and services that add value to the point of sale with merchant-operated, consumer-facing and self-service payment systems for the financial, retail, hospitality, petroleum, government and healthcare vertical markets. VeriFone solutions are designed to meet the needs of merchants, processors and acquirers in developed and emerging economies worldwide.

Additional Resources:

Investor Contact:

William Nettles – Vice President, Corporate Development & IR Tel: 408-232-7979 Email: ir@verifone.com

http://ir.verifone.com/phoenix.zhtml?c=187628&p=irol-irhome

Editorial Contact: Pete Bartolik VeriFone, Inc. Tel: 508-283-4112 Email: pete_bartolik@verifone.com

FINANCIAL MEASURES

     This press release and its attachments include several non-GAAP financial measures, including non-GAAP net revenues; non-GAAP cost of net revenues; non-GAAP gross profit; non-GAAP operating expenses; non-GAAP operating income; non-GAAP interest expense; non-GAAP interest income; non-GAAP other income (expense); non-GAAP income before income taxes; non-GAAP provision for income taxes, non-GAAP net income; non-GAAP net income per share as well as these non-GAAP financial measures as a percentage of net revenues. In order to assist investors, this press release provides consolidated statement of operations information on a non-GAAP basis, reflecting the adjustments made in the non-GAAP measures listed above.

     Reconciliations for the non-GAAP financial measures presented in this press release are provided at the end of this press release.

     Management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. Management believes that these non-GAAP financial measures help it to evaluate VeriFone’s performance and to compare VeriFone’s current results with those for prior periods as well as with the results of peer companies. VeriFone’s competitors may, due to differences in capital structure and investment history, record certain income and expense items, including interest, tax, depreciation, amortization, and other non-cash expenses, that differ significantly from VeriFone’s, in a manner that VeriFone’s management believes does not reflect underlying operating performance that is comparable to VeriFone’s. Management also uses these non-GAAP financial measures in VeriFone’s budget and planning process. Management also believes that the presentation of these non-GAAP financial measures is useful to investors in comparing VeriFone’s operating performance in any period with its performance in other periods and with the performance of other companies that represent alternative investment opportunities. These non-GAAP financial measures contain limitations and should be considered as a supplement to, and not as a substitute for, or superior to, disclosures made in accordance with GAAP.

     These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and may therefore differ from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures do not reflect all amounts and costs, such as employee stock-based compensation costs, cash that may be expended for future capital expenditures or contractual commitments, working capital needs, cash used to service interest or principal payments on VeriFone’s debt, income taxes and the related cash requirements, and restructuring charges, associated with VeriFone’s results of operations as determined in accordance with GAAP.

     Furthermore, VeriFone expects to continue to incur income and expense items that are similar to those that are eliminated in the non-GAAP adjustments described herein. Management compensates for these limitations by also relying on the comparable GAAP financial measures.

Note A: Acquisition Related Expenses. VeriFone adjusts certain revenues and expenses that are the result of acquisitions. These adjustments include the amortization of purchased intangible assets and step-down in deferred revenue on acquisition but do not include the fair value adjustments relating to certain contracts acquired as part of an acquisition. These contracts are ones whereby third parties have yet to fulfill their contractual obligations. In addition, we adjust for the settlements of contingencies established at time of acquisition and other acquisition related charges (such as integration charges and certain interest charges). Acquisition related charges also result from events which arise from unforeseen circumstances which often occur outside of the ordinary course of business. Accordingly, VeriFone analyzes the performance of its operations without regard to such expenses. In determining whether any acquisition related revenue or expense adjustment is appropriate, VeriFone takes into consideration, among other things, how such adjustment would or would not aid the understanding of the performance of its operations.

     Note B: Other Charges. VeriFone excludes certain expenses that are the result of either unique or unplanned events which are noted below. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financials, these expenses may limit the comparability of our on-going operations with prior and future periods. Impairment charges represent non-cash charges, such as impairment of goodwill and intangible assets, which are not reflective of the operational performance of our business. Post-restatement incremental professional services fees include those fees that are incurred for incremental procedures for preparation, review and audit of financial information prior to remediation of any deficiencies, including material weaknesses, in our internal control over financial reporting, and to assist in remediation. These incremental fees enable management to conclude that our consolidated financial statements are in accordance with GAAP. In the case of legal fees for significant litigation and gain or loss on legal settlements, these fees and gains or losses are typically recorded in or around the period in which the matter is concluded or resolved even if the subject matter of the underlying dispute may relate to multiple or different periods. As such, we believe that including these expenses would not necessarily reflect the underlying performance of our business for the periods in which they are incurred. Restructuring charges and gain on extinguishment of debt, which result from unforeseen circumstances and typically occur outside of the ordinary course of business, are excluded from cost of net revenues and operating expenses. In addition, we exclude non-cash interest expense recorded relating to the adoption of ASC 470-20, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (including partial cash settlement). Although these events are reflected in our GAAP financials, excluding the effect of these transactions promotes comparability of our non-GAAP financial results with prior and future periods and best reflects our on-going operations. Foreign currency translation gains or losses related to income or expenses which are excluded in the non-GAAP financial measures are excluded from other income (expense). We believe that it is appropriate to be consistent in the treatment of the underlying transaction and related currency gains or losses. VeriFone also believes providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures, provides our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Because of these factors, we assess our operating performance with these amounts included and excluded, and by providing this information, we believe that users of our financial statements are better able to understand the financial results of what we consider to be our continuing operations.

     Note C: Restatement Expense. Our Non-GAAP financial measures eliminate the impact of restatement expenses. On December 3, 2007, we announced that our management had identified errors in accounting related to the valuation of in-transit inventory and allocation of manufacturing and distribution overhead to inventory for our fiscal year ended October 31, 2007. Restatement expenses include the cost of the Audit Committee’s independent investigation and professional services expenses incurred to prepare, review and audit restated financial statements for our fiscal year ended October 31, 2007. VeriFone believes excluding these expenses in our non-GAAP measures promotes comparability of our non-GAAP financial results with prior and future periods and best reflects our ongoing operations.

     Note D: Stock-Based Compensation Related Items. Our non-GAAP financial measures eliminate the effect of expense for stock-based compensation because they are non-cash expenses that management believes are not reflective of ongoing operating results. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types which affect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. In contrast the expense associated with an award of an option is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on valuation methodology and underlying assumptions that may vary over time and does not reflect any cash expenditure by the company. Furthermore, the expense associated with granting an employee an option is spread over multiple years and may be reversed based on forfeitures which may differ from our original assumptions unlike cash compensation expense which is typically recorded contemporaneously with the time of award or payment.

     Note E: Non-GAAP Net Income per Share Items. VeriFone provides basic and diluted non-GAAP net income per share. The basic non-GAAP net income per share amount was calculated based on our non-GAAP net income and the weighted average number of shares outstanding during the reporting period. The diluted non-GAAP net income per share included additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
(UNAUDITED)

	Three Months Ended April 30,			Six Months Ended April 30,

	2010	2009 *	Change (1)	2010	2009 *	Change (1)

Net revenues:
System Solutions	$199,548	$173,580	15.0%	$387,562	$359,421	7.8%
Services	41,164	28,034	46.8%	76,550	56,216	36.2%

Total net revenues	240,712	201,614	19.4%	464,112	415,637	11.7%
Cost of net revenues:
System Solutions	121,636	116,700	4.2%	236,828	239,643	-1.2%
Amortization of purchased intangible assets	4,377	5,141	-14.9%	9,270	10,309	-10.1%

Total cost of Systems Solutions net revenues	126,013	121,841	3.4%	246,098	249,952	-1.5%
Services	25,489	14,851	71.6%	46,898	31,461	49.1%

Total cost of net revenues	151,502	136,692	10.8%	292,996	281,413	4.1%

Gross profit	89,210	64,922	37.4%	171,116	134,224	27.5%

Operating expenses:
Research and development	17,811	15,024	18.6%	34,911	32,896	6.1%
Sales and marketing	22,415	17,215	30.2%	42,890	36,622	17.1%
General and administrative	19,680	18,237	7.9%	40,161	48,965	-18.0%
Amortization of purchased intangible assets	3,605	4,827	-25.3%	8,097	10,698	-24.3%
Impairment of goodwill	-	(2,745)	nm	-	175,512	nm

Total operating expenses	63,511	52,558	20.8%	126,059	304,693	-58.6%

Operating income (loss)	25,699	12,364	107.9%	45,057	(170,469)	nm

Interest expense	(7,134)	(7,793)	-8.5%	(14,388)	(16,790)	-14.3%
Interest income	258	369	-30.1%	554	1,016	-45.5%
Other income (expense), net	982	8,157	nm	(778)	12,371	nm

Income (loss) before income taxes	19,805	13,097	51.2%	30,445	(173,872)	nm
Provision (benefit) for income taxes	(420)	2,382	nm	(401)	(2,029)	nm

Net income (loss)	$20,225	$10,715	88.8%	$30,846	$(171,843)	nm

Net income (loss) per share:
Basic	$0.24	$0.13		$0.36	$(2.03)
Diluted	$0.23	$0.13		$0.35	$(2.03)

Weighted average shares used in computing net
income (loss) per share:
Basic	85,008	84,461		84,847	84,454
Diluted	87,535	84,508		87,070	84,454

(1) "nm" means not meaningful

* Amounts were adjusted to reflect the retroactive application of ASC 470-20, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (including partial cash settlement) .

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
GEOGRAPHIC REVENUE INFORMATION
(IN THOUSANDS, EXCEPT PERCENTAGES)
(UNAUDITED)

	Three Months Ended April 30,			Six Months Ended April 30,

	2010	2009	Change	2010	2009	Change

United States and Canada	$105,940	$83,374	27%	$195,552	$167,134	17%
Europe	66,538	63,773	4%	135,913	129,914	5%
Latin America	50,488	40,339	25%	91,111	83,947	9%
Asia	17,746	14,128	26%	41,536	34,642	20%

	$240,712	$201,614	19%	$464,112	$415,637	12%

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)
	April 30,	October 31,
	2010	2009 *

Assets
Current assets:
Cash and cash equivalents	$378,988	$324,996
Accounts receivable, net	145,649	157,357
Inventories	110,103	95,921
Other current assets	68,071	43,919

Total current assets	702,811	622,193

Property, plant and equipment, net	46,596	46,978
Purchased intangible assets, net	46,887	52,974
Goodwill	154,888	150,845
Other assets	48,547	44,300

Total assets	$999,729	$917,290

Liabilities and Equity
Current liabilities:
Accounts payable	$99,008	$87,094
Income taxes payable	4,051	2,650
Deferred revenue, net	49,704	45,668
Other current liabilities	130,029	104,542
Short-term debt	8,650	5,699

Total current liabilities	291,442	245,653

Deferred revenue, net	18,774	18,294
Long-term debt	462,903	463,165
Other long-term liabilities	125,069	115,759

Noncontrolling interest	605	2,401
Total stockholders' equity	100,936	72,018

Total liabilities and equity	$999,729	$917,290

* Amounts were adjusted to reflect the retroactive application of ASC 470-20, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (including partial cash settlement).

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)
	Six Months Ended April 30,

	2010	2009 *

Cash flows from operating activities
Net income (loss)	$30,846	$(171,843)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Impairment of goodwill	-	175,512
Depreciation and amortization	25,111	30,368
Stock-based compensation	8,682	12,611
Non-cash interest expense	7,055	7,365
Deferred income taxes	137	(9,449)
Gain on extinguishment of debt	(61)	(7,479)
Other	(1,422)	1,449

Net cash provided by operating activities before changes in working capital	70,348	38,534
Changes in operating assets and liabilities:
Accounts receivable, net	23,178	4,407
Inventories	(14,182)	62,824
Other assets	(23,957)	4,218
Accounts payable	11,437	(20,070)
Income taxes payable	1,401	2,709
Deferred revenues, net	3,691	108
Other liabilities	762	(23,172)

Net cash provided by operating activities	72,678	69,558

Cash flows from investing activities
Purchases of property, plant and equipment	(3,606)	(6,449)
Software development costs capitalized	(1,524)	(1,024)
Acquisitions of businesses, net of cash acquired	(11,740)	(1,326)
Purchases of equity investment	(5,000)	-
Proceeds from disposals of property, plant and equipment	1,595	95

Net cash used in investing activities	(20,275)	(8,704)

Cash flows from financing activities
Repayments of debt and advances against banker's acceptances	(8,005)	(24,736)
Proceeds from advances against banker's acceptances	3,561	8,558
Proceeds from exercise of stock options	4,598	47
Excess tax benefit from stock based compensation	3,316	6

Net cash provided by (used in) financing activities	3,470	(16,125)

Effect of foreign currency exchange rate changes on cash and cash equivalents	(1,881)	(583)

Net increase in cash and cash equivalents	53,992	44,146
Cash and cash equivalents, beginning of period	324,996	157,160

Cash and cash equivalents, end of period	$378,988	$201,306

* Amounts were adjusted to reflect retroactive application of ASC 470-20, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (including partial cash settlement).

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
(UNAUDITED)
	Three Months Ended April 30,			Six Months Ended April 30,

		2010	2009	2010	2009

GAAP Net revenues - System Solutions		$199,548	$173,580	$387,562	$359,421

Non-GAAP Net revenues - System Solutions		$199,548	$173,580	$387,562	$359,421

GAAP Net revenues - Services		$41,164	$28,034	$76,550	$56,216
Amortization of step-down in deferred revenue on acquisition	A	-	70	-	210

Non-GAAP Net revenues - Services		$41,164	$28,104	$76,550	$56,426

GAAP Net revenues		$240,712	$201,614	$464,112	$415,637
Amortization of step-down in deferred revenue on acquisition	A	-	70	-	210

Non-GAAP Net revenues		$240,712	$201,684	$464,112	$415,847

GAAP Cost of net revenues - System Solutions		$126,013	$121,841	$246,098	$249,952
Stock-based compensation	D	(12)	(193)	(352)	(659)
Restructuring costs	B	-	18	(134)	(100)
Reversal of warranty liability established at acquisition	A	-	2,155	-	2,155
Amortization of purchased intangible assets	A	(4,377)	(5,141)	(9,270)	(10,309)

Non-GAAP Cost of net revenues - System Solutions		$121,624	$118,680	$236,342	$241,039

GAAP Cost of net revenues - Services		$25,489	$14,851	$46,898	$31,461
Stock-based compensation	D	(2)	(27)	(56)	(64)
Restructuring costs	B	-	(41)	(95)	(118)
Amortization of purchased intangible assets	A	(656)	-	(865)	-

Non-GAAP Cost of net revenues - Services		$24,831	$14,783	$45,882	$31,279

GAAP Gross profit - System Solutions		$73,535	$51,739	$141,464	$109,469
Stock-based compensation	D	12	193	352	659
Restructuring costs	B	-	(18)	134	100
Reversal of warranty liability established at acquisition	A	-	(2,155)	-	(2,155)
Amortization of purchased intangible assets	A	4,377	5,141	9,270	10,309

Non-GAAP Gross profit - System Solutions		$77,924	$54,900	$151,220	$118,382

GAAP System Solutions gross margins		36.9%	29.8%	36.5%	30.5%
Stock-based compensation as a % of System Solutions net
revenues	D	0.0%	0.1%	0.1%	0.2%
Restructuring costs as a % of System Solutions net revenues	B	0.0%	0.0%	0.0%	0.0%
Reversal of warranty liability established at acquisition as a % of
System Solutions net revenues	A	0.0%	-1.2%	0.0%	-0.6%
Amortization of purchased intangible assets as a % of System
Solutions net revenues	A	2.2%	3.0%	2.4%	2.9%

Non-GAAP System Solutions gross margins		39.1%	31.6%	39.0%	32.9%

GAAP Gross profit - Services		$15,675	$13,183	$29,652	$24,755
Amortization of step-down in deferred revenue on acquisition	A	-	70	-	210
Stock-based compensation	D	2	27	56	64
Restructuring costs	B	-	41	95	118
Amortization of purchased intangible assets	A	656	-	865	-

Non-GAAP Gross profit - Services		$16,333	$13,321	$30,668	$25,147

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
(UNAUDITED)
	Three Months Ended April 30,			Six Months Ended April 30,

		2010	2009	2010	2009

GAAP Services gross margins		38.1%	47.0%	38.7%	44.0%
Amortization of step-down in deferred revenue on acquisition as a
% of Services net revenues	A	0.0%	0.2%	0.0%	0.4%
Stock-based compensation as a % of Services net revenues	D	0.0%	0.1%	0.1%	0.1%
Restructuring costs as a % of Services net revenues	B	0.0%	0.1%	0.1%	0.2%
Amortization of purchased intangible assets as a % of Services net
revenues	A	1.6%	0.0%	1.1%	0.0%

Non-GAAP Services gross margins		39.7%	47.4%	40.1%	44.6%

GAAP Gross profit		$89,210	$64,922	$171,116	$134,224
Amortization of step-down in deferred revenue on acquisition	A	-	70	-	210
Stock-based compensation	D	14	220	408	723
Restructuring costs	B	-	23	229	218
Reversal of warranty liability established at acquisition	A	-	(2,155)	-	(2,155)
Amortization of purchased intangible assets	A	5,033	5,141	10,135	10,309

Non-GAAP Gross profit		$94,257	$68,221	$181,888	$143,529

GAAP Gross margins		37.1%	32.2%	36.9%	32.3%
Amortization of step-down in deferred revenue on acquisition as a
% of net revenues	A	0.0%	0.0%	0.0%	0.1%
Stock-based compensation as a % of net revenues	D	0.0%	0.1%	0.1%	0.2%
Restructuring costs as a % of net revenues	B	0.0%	0.0%	0.0%	0.1%
Reversal of warranty liability established at acquisition as a % of
net revenues	A	0.0%	-1.1%	0.0%	-0.5%
Amortization of purchased intangible assets as a % of net
revenues	A	2.1%	2.5%	2.2%	2.5%

Non-GAAP Gross margins		39.2%	33.8%	39.2%	34.5%

GAAP Research and development		$17,811	$15,024	$34,911	$32,896
Stock-based compensation	D	(329)	(1,129)	(1,266)	(2,494)
Restructuring costs	B	-	(238)	-	(829)

Non-GAAP Research and development		$17,482	$13,657	$33,645	$29,573

GAAP Sales and marketing		$22,415	$17,215	$42,890	$36,622
Stock-based compensation	D	(2,017)	(1,790)	(3,842)	(3,648)
Restructuring costs	B	-	(253)	-	(1,127)

Non-GAAP Sales and marketing		$20,398	$15,172	$39,048	$31,847

GAAP General and administrative, impairment of goodwill, and
amortization of purchased intangible assets		$23,285	$20,319	$48,258	$235,175
Stock-based compensation	D	(1,636)	(916)	(3,163)	(5,745)
Other – restatement charges, SOX remediation, legal settlement
and settlement of contingencies	A B C	(474)	(559)	(1,568)	(7,401)
Restructuring costs	B	-	(750)	(762)	(1,710)
Impairment of goodwill	B	-	2,745	-	(175,512)
Amortization of purchased intangible assets	A	(3,605)	(4,827)	(8,097)	(10,698)

Non-GAAP General and administrative		$17,570	$16,012	$34,668	$34,109

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
(UNAUDITED)
	Three Months Ended April 30,			Six Months Ended April 30,

		2010	2009	2010	2009

GAAP Operating expenses		$63,511	$52,558	$126,059	$304,693
Stock-based compensation	D	(3,982)	(3,835)	(8,271)	(11,887)
Other – restatement charges, SOX remediation, legal settlement
and settlement of contingencies	A B C	(474)	(559)	(1,568)	(7,401)
Restructuring costs	B	-	(1,241)	(762)	(3,666)
Impairment of goodwill	B	-	2,745	-	(175,512)
Amortization of purchased intangible assets	A	(3,605)	(4,827)	(8,097)	(10,698)

Non-GAAP Operating expenses		$55,450	$44,841	$107,361	$95,529

GAAP Operating income (loss)		$25,699	$12,364	$45,057	$(170,469)
Amortization of step-down in deferred revenue on acquisition	A	-	70	-	210
Stock-based compensation	D	3,996	4,055	8,679	12,610
Other – restatement charges, SOX remediation, legal settlement
and settlement of contingencies	A B C	474	559	1,568	7,401
Restructuring costs	B	-	1,264	991	3,884
Impairment of goodwill	B	-	(2,745)	-	175,512
Reversal of warranty liability established at acquisition	A	-	(2,155)	-	(2,155)
Amortization of purchased intangible assets	A	8,638	9,968	18,232	21,007

Non-GAAP Operating income		$38,807	$23,380	$74,527	$48,000

GAAP Operating margin		10.7%	6.1%	9.7%	-41.0%
Amortization of step-down in deferred revenue on acquisition as a
% of net revenues	A	0.0%	0.0%	0.0%	0.1%
Stock-based compensation as a % of net revenues	D	1.7%	2.0%	1.9%	3.0%
Other – restatement charges, SOX remediation, legal settlement
and settlement of contingencies as a % of net revenues	A B C	0.2%	0.3%	0.3%	1.8%
Restructuring costs as a % of net revenues	B	0.0%	0.6%	0.2%	0.9%
Impairment of goodwill as a % of net revenues	B	0.0%	-1.4%	0.0%	42.2%
Reversal of warranty liability established at acquisition as a % of
net revenues	A	0.0%	-1.1%	0.0%	-0.5%
Amortization of purchased intangible assets as a % of net
revenues	A	3.6%	4.9%	3.9%	5.1%

Non-GAAP Operating margin		16.1%	11.6%	16.1%	11.5%

GAAP Interest expense		$(7,134)	$(7,793)	$(14,388)	$(16,790)
Acquisition related interest charges	A	391	583	805	1,309
Non-cash interest expense	B	3,484	3,508	7,055	7,144

Non-GAAP Interest expense		$(3,259)	$(3,702)	$(6,528)	$(8,337)

GAAP Interest income		$258	$369	$554	$1,016

Non-GAAP Interest income		$258	$369	$554	$1,016

GAAP Other income (expense), net		$982	$8,157	$(778)	$12,371
Other charges	A B	(1,688)	(1,312)	(1,345)	(5,922)
Gain on debt extinguishment	B	-	(7,479)	(61)	(7,479)

Non-GAAP Other expense, net		$(706)	$(634)	$(2,184)	$(1,030)

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)
(UNAUDITED)
		Three Months Ended April 30,		Six Months Ended April 30,

		2010	2009	2010	2009

Non-GAAP Income before income taxes		$35,100	$19,413	$66,369	$39,649

GAAP Provision (benefit) for income taxes		$(420)	$2,382	$(401)	$(2,029)
Income tax effect of non-GAAP exclusions and changes in
valuation allowance	B	10,248	3,054	18,984	13,131

Non-GAAP Provision for income taxes		$9,828	$5,436	$18,583	$11,102
Non-GAAP Income tax rate		28%	28%	28%	28%

GAAP Net income (loss)		$20,225	$10,715	$30,846	$(171,843)
Amortization of step-down in deferred revenue on acquisition	A	-	70	-	210
Stock-based compensation	D	3,996	4,055	8,679	12,610
Other – restatement charges, SOX remediation, legal settlement
and settlement of contingencies	A B C	(823)	(170)	1,028	2,788
Restructuring costs	B	-	1,264	991	3,884
Impairment of goodwill	B	-	(2,745)	-	175,512
Reversal of warranty liability established at acquisition	A	-	(2,155)	-	(2,155)
Amortization of purchased intangible assets	A	8,638	9,968	18,232	21,007
Non-cash interest expense	B	3,484	3,508	7,055	7,144
Gain on debt extinguishment	B	-	(7,479)	(61)	(7,479)
Income tax effect of non-GAAP exclusions and changes in
valuation allowance	B	(10,248)	(3,054)	(18,984)	(13,131)

Total Non-GAAP Net income		$25,272	$13,977	$47,786	$28,547

Non-GAAP Net income per share:
Basic	E	$0.30	$0.17	$0.56	$0.34
Diluted	E	$0.29	$0.17	$0.55	$0.34

Weighted average shares used in computing Non-GAAP net income per share:
Basic	E	85,008	84,461	84,847	84,454
Diluted	E	87,535	84,508	87,070	84,501

GAAP Net income (loss) as a % of net revenues		8.4%	5.3%	6.6%	-41.3%
Amortization of step-down in deferred revenue on acquisition as a
% of net revenues	A	0.0%	0.0%	0.0%	0.1%
Stock-based compensation as a % of net revenues	D	1.7%	2.0%	1.9%	3.0%
Other – restatement charges, SOX remediation, legal settlement and settlement of contingencies as a % of net revenues
	A B C	-0.3%	-0.1%	0.2%	0.7%
Restructuring costs as a % of net revenues	B	0.0%	0.6%	0.2%	0.9%
Impairment of goodwill as a % of net revenues	B	0.0%	-1.4%	0.0%	42.2%
Reversal of warranty liability established at acquisition as a % of
net revenues	A	0.0%	-1.1%	0.0%	-0.5%
Amortization of purchased intangible assets as a % of net
revenues	A	3.6%	4.9%	3.9%	5.1%
Non-cash interest expense as a % of net revenues	B	1.4%	1.7%	1.5%	1.7%
Gain on debt extinguishment as a % of net revenues	B	0.0%	-3.7%	0.0%	-1.8%
Income tax effect of non-GAAP exclusions and changes in
valuation allowance as a % of net revenues	B	-4.3%	-1.5%	-4.1%	-3.2%

Total Non-GAAP Net income as a % of non-GAAP net revenues		10.5%	6.9%	10.3%	6.9%